SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549

                               FORM 8-K
                            CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

                           November 9, 2000
                          -----------------
                   (Date of earliest event reported)

                              SWWT, INC.
         ----------------------------------------------------
        (Exact name of Registrant as specified in its charter)

       Delaware                 0-25942               84-1167603
----------------------- ----------------------- -----------------------
       (State of         (Commission File No.)       (IRS Employer
    Incorporation)                                Identification No.)

         c/o Oscar Capital Management
          900 Third Avenue, 2nd Floor
                 New York, NY                            10022
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   (Address of principal executive offices)           (zip code)

                               (212) 610-2700
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            (Registrant's telephone number, including area code)

                                    N/A
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       (Former name or former address, if changed since last report)





Item 5.     Other Events.

SWWT, Inc., a Delaware corporation (OTCBB: SWWT) ("SWWT"), has received an action by written consent signed by the holders of a majority of the outstanding shares of its Common Stock, par value $.001 per share, notifying SWWT that, pursuant to the terms of the Certificate of Designations of the Series B Preferred Stock, par value $.001 per share, of SWWT, such holders elect to exercise the right to optionally redeem the Series B Preferred Stock under the terms of Section VII of the Certificate of Designations.

Statements in this filing, other than statements of historical information, are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from the projected or suggested herein due to certain risks and uncertainties including, without limitation, the risks associated with the ability to consummate the transactions set forth above, management of growth, and competition, as well as operating risks. Those and other risks are described in SWWT's filings made with the Securities and Exchange Commission (SEC) over the last 12 months, copies of which are available from the SEC or may be obtained upon request from SWWT.


Item 7:   Financial Statements, Pro Forma Financial Information and Exhibits.

            None


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    SWWT, INC.


                                      /s/ Jon V. Diamond
                                    ---------------------------
                                    Name: Jon V. Diamond
                                    Title: President

Dated:      November 10, 2000